Exhibit 99.1

Contact:

David W. Froesel, Jr.

Interim Chief Financial Officer

(502) 627-7475

PHARMERICA REPORTS RESULTS FOR THE FIRST QUARTER OF 2013

Company Achieves Record Adjusted Diluted Earnings Per Share of $0.46

Company Achieves Record Adjusted EBITDA of $34.6 Million

Company Achieves Record Adjusted EBITDA Margin of 7.9%

Company Maintains Industry Leading Generic Dispensing Rate of 83.3%

Company Maintains 2013 Earnings Guidance

LOUISVILLE, Kentucky (May 1, 2013) – PharMerica Corporation (NYSE: PMC), a national provider of pharmacy services, today reported its financial results for the first quarter of 2013.

Commenting on the Company’s results, Greg Weishar, PharMerica Corporation’s Chief Executive Officer, said, “This quarter’s results demonstrate the success of ongoing efforts to improve operations and profitability. The Company achieved record quarterly pharmacy gross margin and Adjusted EBITDA margin of 19.2% and 7.9%, respectively. On a sequential-quarter basis these margins increased 170 and 120 basis points, respectively. Adjusted diluted earnings per share increased 39% as compared to first quarter of 2012, and increased 28% on a sequential-quarter basis.

“We continue to see improvements in core pharmacy operations, which we believe will propel client retention and sales. I’m confident we are making progress towards achieving sustainable organic growth.

“Cash flow for the quarter was also strong, increasing from $19.9 million in the first quarter of 2012 to $47.7 million, primarily due to improved earnings and a lower investment in net working capital.

“Amerita, the specialty home infusion company that we acquired in fourth quarter 2012, saw solid growth and was accretive in the first quarter. We expect Amerita to be accretive for the balance of the year. Last month, we repaid the full amount borrowed to acquire Amerita using cash generated from operations.

“Finally, we are reaffirming 2013 guidance and expect to deliver strong financial and operational performance throughout the remainder of the year.”

The results for the first quarter are set forth below:

•	Key Comparisons of First Quarters Ended March 31, 2013 and 2012:

•	Net income for the first quarter of 2013 was $10.5 million, or $0.35 diluted earnings per share, compared with $5.6 million, or $0.19 diluted earnings per share, for the same period in 2012. Adjusted diluted earnings per share were $0.46 in 2013 compared with $0.33 adjusted diluted earnings per share in 2012, an increase of 39.4%.

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PMC Reports Results for the First Quarter of 2013

May 1, 2013

•	Adjusted EBITDA for the first quarter of 2013 was $34.6 million compared with $26.8 million in the first quarter of 2012, an increase of 29.1%.

•	Gross profit for the first quarter of 2013 was $84.3 million compared with $72.6 million in the first quarter of 2012. Gross margin expanded 460 basis points to 19.2% in the first quarter of 2013 compared with 14.6% in the first quarter of 2012. The increase in gross margin was a result of the effectiveness of the Company’s purchasing strategies as well as improved purchasing terms and an increase in the generic dispensing rate to 83.3% from 80.9%.

•	Revenues for the first quarter of 2013 were $439.8 million compared with $498.9 million for the first quarter of 2012, a decrease of 11.8%, driven in part by higher generic dispensing.

•	Cash flows provided by operating activities for the first quarter of 2013 were $47.7 million compared with cash flows provided by operating activities of $19.9 million in the first quarter of 2012, an increase of 139.7%. The increase in cash provided by operating activities was in large part due to a planned reduction in inventories combined with an improvement in accounts receivable collections.

The Company also announced that it is maintaining its 2013 guidance issued on February 7, 2013.

Conference Call

Management will hold a conference call to review the financial results for the first quarter on May 2, 2013, at 10:00 a.m. Eastern Time. To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com or go to www.earnings.com. To access a telephonic replay of the call, which will be available one hour after the conclusion of the call through May 16, 2013, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 85606921.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company that services healthcare facilities in the United States, provides pharmacy management services to hospitals, and also provides specialty infusion services to patients outside a hospital setting. As of March 31, 2013, PharMerica operated 90 institutional pharmacies and 12 specialty infusion centers in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, nursing centers, assisted living facilities, hospitals, individuals receiving in-home care and other long-term alternative care providers.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations, the strength of the Company’s financial and operational performance during 2013, the impact of the brand to generic drug conversions on the Company, the Company’s ability to identify and consummate future acquisitions, the Company’s ability to deliver outstanding value to its shareholders, the Company’s continued pursuit of its strategic initiatives including those focused on client retention and operating margins, the Company’s ability to grow the Amerita specialty infusion business, and the Company’s ability to achieve organic growth. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions. These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ

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PMC Reports Results for the First Quarter of 2013

May 1, 2013

materially from the results referred to in the forward-looking statements we make in this press release are included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the First Quarter of 2013

May 1, 2013

PHARMERICA CORPORATION

UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

(In millions, except share and per share amounts)

	Three Months Ended March 31,
	2012		2013
	Amount	% of Revenue	Amount	% of Revenue
Revenues	$498.9	100.0%	$439.8	100.0%
Cost of goods sold	426.3	85.4	355.5	80.8

Gross profit	72.6	14.6	84.3	19.2
Selling, general and administrative expenses	52.4	10.5	56.7	12.9
Amortization expense	2.8	0.6	4.1	0.9
Merger, acquisition, integration costs and other charges	5.4	1.1	2.9	0.7
Hurricane Sandy disaster costs	—	—	0.6	0.1

Operating income	12.0	2.4	20.0	4.6
Interest expense, net	2.7	0.5	2.6	0.6

Income before income taxes	9.3	1.9	17.4	4.0
Provision for income taxes	3.7	0.8	6.9	1.6

Net income	$5.6	1.1%	$10.5	2.4%

	Three Months Ended March 31,
	2012	2013
Earnings per common share:
Basic	$0.19	$0.36
Diluted	$0.19	$0.35
Shares used in computing earnings per common share:
Basic	29,430,190	29,566,959
Diluted	29,710,150	30,063,737

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PMC Reports Results for the First Quarter of 2013

May 1, 2013

PHARMERICA CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share amounts)

	(As Adjusted)
	Dec. 31, 2012	March 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$12.3	$7.8
Accounts receivable, net	206.6	207.7
Inventory	135.7	100.2
Deferred tax assets, net	36.7	33.2
Prepaids and other assets	38.8	37.5

	430.1	386.4

Equipment and leasehold improvements	158.8	163.2
Accumulated depreciation	(105.7)	(108.3)

	53.1	54.9

Goodwill	268.5	268.5
Intangible assets, net	121.9	120.1
Other	12.7	11.0

	$886.3	$840.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49.7	$36.8
Salaries, wages and other compensation	35.8	33.4
Current portion of long-term debt	12.5	12.5
Other accrued liabilities	9.1	10.8

	107.1	93.5

Long-term debt	303.0	259.2
Other long-term liabilities	22.5	23.4
Deferred tax liabilities	11.1	11.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued at December 31, 2012 and March 31, 2013	—	—
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 30,943,748 and 31,270,088 shares issued as of December 31, 2012 and March 31, 2013, respectively	0.3	0.3
Capital in excess of par value	363.0	365.3
Retained earnings	91.3	101.8
Treasury stock at cost, 1,456,293 shares and 1,574,782 shares at December 31, 2012 and March 31, 2013, respectively	(12.0)	(13.8)

	442.6	453.6

	$886.3	$840.9

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PMC Reports Results for the First Quarter of 2013

May 1, 2013

PHARMERICA CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended March 31,
	2012	2013
Cash flows provided by (used in) operating activities:
Net income	$5.6	$10.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4.8	4.8
Amortization	2.8	4.1
Merger, acquisition integration costs and other charges	1.6	—
Hurricane Sandy disaster costs	—	(0.6)
Stock-based compensation and deferred compensation	1.8	2.2
Amortization of deferred financing fees	0.2	0.3
Deferred income taxes	2.6	3.6
Gain on disposition of equipment	(0.1)	—
Other	(0.2)	0.1
Change in operating assets and liabilities:
Accounts receivable, net	(12.1)	(1.2)
Inventory	26.5	35.5
Prepaids and other assets	(0.5)	3.4
Accounts payable	(7.0)	(12.6)
Salaries, wages and other compensation	(6.5)	(4.8)
Other accrued liabilities	0.4	2.4

Net cash provided by operating activities	19.9	47.7

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(2.5)	(6.7)
Acquisitions, net of cash acquired	—	(0.5)
Cash proceeds from the sale of assets	0.1	—

Net cash used in investing activities	(2.4)	(7.2)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt	—	(3.1)
Net activity of long-term revolving credit facility	(27.9)	(40.5)
Repayments of capital lease obligations	(0.1)	—
Issuance of common stock	—	0.1
Treasury stock at cost	(0.2)	(1.8)
Excess tax benefit from stock-based compensation	—	0.2
Other	—	0.1

Net cash used in financing activities	(28.2)	(45.0)

Change in cash and cash equivalents	(10.7)	(4.5)
Cash and cash equivalents at beginning of period	17.4	12.3

Cash and cash equivalents at end of period	$6.7	$7.8

Supplemental information:
Cash paid for interest	$2.8	$2.3

Cash paid for taxes	$1.3	$0.5

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PMC Reports Results for the First Quarter of 2013

May 1, 2013

PHARMERICA CORPORATION

SUPPLEMENTAL INFORMATION

	Three Months Ended March 31,
	2012	2013
Pharmacy data:
Prescriptions dispensed (in thousands)	10,085	9,711

Revenue per prescription dispensed	$49.47	$45.29

Gross profit per prescription dispensed	$7.20	$8.68

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended March 31,
(In millions)	2012	2013
Net income	$5.6	$10.5
Add:
Interest expense, net	2.7	2.6
Merger, acquisition, integration costs and other charges	5.4	2.9
Hurricane Sandy disaster costs	—	0.6
Stock-based compensation and deferred compensation	1.8	2.2
Provision for income taxes	3.7	6.9
Depreciation and amortization expense	7.6	8.9

Adjusted EBITDA	$26.8	$34.6

Adjusted EBITDA margin	5.4%	7.9%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE

TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,
(In whole numbers)	2012	2013
Diluted earnings per share	$0.19	$0.35
Add:
Diluted earnings per share impact of :
Merger, acquisition, integration costs and other charges	0.11	0.06
Hurricane Sandy disaster costs	—	0.01
Stock-based compensation and deferred compensation	0.03	0.04

Adjusted diluted earnings per share	$0.33	$0.46

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PMC Reports Results for the First Quarter of 2013

May 1, 2013

PHARMERICA CORPORATION

SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA

TO NET CASH FLOWS FROM OPERATING ACTIVITIES

	Three Months Ended March 31,
(In millions)	2012	2013
Adjusted EBITDA	$26.8	$34.6
Interest expense, net	(2.7)	(2.6)
Merger, acquisition, integration costs and other charges	(3.8)	(2.9)
Hurricane Sandy disaster costs	—	(1.2)
Provision for bad debt	6.2	5.3
Amortization of deferred financing fees	0.2	0.3
Gain on disposition of equipment	(0.1)	—
Provision for income taxes	(3.7)	(6.9)
Deferred income taxes	2.6	3.6
Change in Federal and State income taxes payable	(0.2)	2.8
Changes in assets and liabilities	(5.2)	14.6
Other	(0.2)	0.1

Net cash flows provided by operating activities	$19.9	$47.7

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results. The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period. In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures. In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge. Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as this Adjusted EBITDA table. Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”). The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying unaudited condensed consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance. PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

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PMC Reports Results for the First Quarter of 2013

May 1, 2013

PHARMERICA CORPORATION

SUPPLEMENTAL INFORMATION (Continued)

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, Hurricane Sandy disaster costs, and stock-based and deferred compensation as an indicator of its core operating results. The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period. PharMerica believes the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period. Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, Hurricane Sandy disaster costs, and stock-based and deferred compensation do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP. The impact of merger, acquisition, integration costs and other charges, Hurricane Sandy disaster costs, and stock-based and deferred compensation excluded from the diluted earnings per share are significant components of the accompanying unaudited condensed consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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